[Certain identified information has been excluded from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed]

AMENDMENT TO MASTER SERVICES AGREEMENT

THIS AMENDMENT TO MASTER SERVICES AGREEMENT (this “Amendment”),

effective as of April 28, 2025, by and among Dynamic Alternatives Fund, a Delaware statutory trust (the “Fund”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”) (collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Master Services Agreement dated November 12, 2021 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties agree as follows:

1.	Amendments.

(a)	Fund Accounting Fee Letter. The Fund Accounting Fee Letter to the Agreement hereby is deleted in its entirety and replaced with the Fund Accounting Fee Letter attached hereto, as the same may be amended from time to time.
(b)	Fund Administration Fee Letter. The Fund Administration Fee Letter to the Agreement hereby is deleted in its entirety and replaced with the Fund Administration Fee Letter attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.
(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

DYNAMIC ALTERNATIVES FUND

By: /s/Jeffrey G. Wilkins Name: Jeffrey G. Wilkins

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Gary Tenkman Name: Gary Tenkman

Title: Chief Executive Officer

Fund Accounting Fee Letter

for

Dynamic Alternatives Fund

This Fund Accounting Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Dynamic Alternatives Fund (the “Fund”) pursuant to that certain Master Services Agreement dated November 12, 2021, and the Fund Accounting Addendum dated November 12, 2021 (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[Omitted]

2.	Monthly Per Trade and T+0 Processing Fees

[Omitted]

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus or the Fund gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal

Term.

3.3.	Termination. Ultimus or the Fund may terminate the Agreement as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter, in which case the Fund or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement shall subject the Fund or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Liquidation. Upon termination of the Agreement due to the liquidation of the Fund, Ultimus shall be entitled to collect from the Fund or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Fund.
4.	Reimbursable Expenses

[Omitted]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Fund Accounting Fee Letter dated April 28, 2025.

Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC
By: /s/ Jeffrey G. Wilkins	By:	/s/ Gary Tenkman
Name: Jeffrey G. Wilkins	Name:	Gary Tenkman
Title: President	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Hamilton Capital, LLC
By: /s/ William A. Leuby
Name: William A. Leuby
Title: Senior Vice President, General Counsel & CCO

Fund Administration Fee Letter

for

Dynamic Alternatives Fund

This Fund Administration Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Dynamic Alternatives Fund (the “Fund”) pursuant to that certain Master Services Agreement dated November 12, 2021, and the Fund Administration Addendum dated November 12, 2021 (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

[Omitted]

2.	Reimbursable Expenses

[Omitted]

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus or the Fund gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Fund may terminate the Agreement as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter, in which case the Fund or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de-conversion or liquidation services.

3.4.	Early Termination. Any Early Termination under the Agreement shall subject the Fund or the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.	Liquidation. Upon termination of the Agreement due to the liquidation of the Fund, Ultimus shall be entitled to collect from the Fund or the Adviser the compensation described in this Fee Letter through the end of the then-current term, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Fund or its designees of the Fund’s property, records, instruments, and documents, and a reasonable fee for post-termination liquidation services as mutually agreed to by Ultimus and the Fund.

4.	Fee Increases

[Omitted]

1 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

The parties duly executed this Fund Administration Fee Letter dated April 28, 2025.

Dynamic Alternatives Fund		Ultimus Fund Solutions, LLC
By: /s/ Jeffrey G. Wilkins	By:	/s/ Gary Tenkman
Name: Jeffrey G. Wilkins	Name:	Gary Tenkman
Title: President	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Hamilton Capital, LLC
By: /s/ William A. Leuby
Name: William A. Leuby
Title: Senior Vice President, General Counsel & CCO